Exhibit 10.6

FORM OF

ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

Among

XPAC ACQUISITION CORP.,

SUPERBAC PUBCO HOLDINGS INC.,

And

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

Dated [●], 2022

THIS ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT (this “Agreement”), dated [●], 2022, is made by and among XPAC Acquisition Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“XPAC”), SUPERBAC PubCo Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“PubCo”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”) and amends the Warrant Agreement (the “Existing Warrant Agreement”), dated July 29, 2021, by and between XPAC and the Warrant Agent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Existing Warrant Agreement.

WHEREAS, pursuant to the Existing Warrant Agreement, (i) XPAC issued (a) 4,261,485 Private Placement Warrants to the Sponsor, and (b) 7,320,377 Public Warrants;

WHEREAS, on the date hereof, XPAC, PubCo, BAC1 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 1”), BAC2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of PubCo (“Merger Sub 2”), and SuperBac Biotechnology Solutions S.A., a corporation incorporated under the laws of Brazil (“SuperBac”) entered into a business combination agreement (as amended, modified or supplemented, from time to time, the “Business Combination Agreement”);

WHEREAS, all of the Warrants are governed by the Existing Warrant Agreement;

WHEREAS, pursuant to the Business Combination Agreement, (i) XPAC will merge with and into Merger Sub 1, with Merger Sub 1 surviving such merger as a wholly owned subsidiary of PubCo (the “Initial Merger”), and as a result of the Initial Merger, the holders of Ordinary Shares of XPAC shall become holders of Class A ordinary shares of PubCo (the “PubCo Class A Ordinary Shares”) and (ii) at least one day after the closing date of the Initial Merger, Merger Sub 2 will merge with and into a newly formed Cayman Islands exempted company that will, prior to the consummation of the Transactions (as defined in the Business Combination Agreement), own all of the issued and outstanding equity securities of SuperBac (“HoldCo”), with HoldCo surviving the merger as a wholly owned subsidiary of PubCo;

WHEREAS, as of the Initial Merger Effective Time (as defined in the Business Combination Agreement), as provided in Section 4.5 of the Existing Warrant Agreement, the Warrants will no longer be exercisable for Ordinary Shares of XPAC but instead will be exercisable (subject to the terms of the Existing Warrant Agreement as amended hereby) for PubCo Class A Ordinary Shares;

WHEREAS, the Board of XPAC has determined that the consummation of the Transactions and the transactions contemplated by the Business Combination Agreement will constitute a Business Combination (as defined in the Existing Warrant Agreement);

WHEREAS, in connection with the Transactions, XPAC desires to assign all of its right, title and interest in the Existing Warrant Agreement to PubCo and PubCo wishes to accept such assignment; and

WHEREAS, Section 9.8(ii) of the Existing Warrant Agreement provides that XPAC and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders (as defined in the Existing Warrant Agreement) for the purposes of adding or changing any provisions with respect to matters or questions arising under the Existing Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders under the Existing Warrant Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Article 1
Assignment and Assumption; Consent.

Section 1.1 Assignment and Assumption. As of and with effect as of the Initial Merger Effective Time: XPAC hereby assigns to PubCo all of XPAC’s right, title and interest in and to the Existing Warrant Agreement (as amended hereby); PubCo hereby assumes, and agrees to pay, perform, satisfy and discharge in full, as the same become due, all of XPAC’s liabilities and obligations under the Existing Warrant Agreement (as amended hereby) arising on, from and after the Initial Merger Effective Time.

Section 1.2 Consent. The Warrant Agent hereby consents to (i) the assignment of the Existing Warrant Agreement by XPAC to PubCo and the assumption of the Existing Warrant Agreement by PubCo from XPAC pursuant to Section 1.1 hereof, in each case effective as of the Initial Merger Effective Time, and (ii) the continuation of the Existing Warrant Agreement (as amended by this Agreement), in full force and effect from and after the Initial Merger Effective Time.

Article 2
Amendment of Existing Warrant Agreement.

Effective as of the Initial Merger Effective Time, XPAC and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 2, and acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 2 are to provide for the delivery of Alternative Issuance pursuant to Section 4.5 of the Existing Warrant Agreement (in connection with the Transactions and the transactions contemplated by the Business Combination Agreement).

Section 2.1 References to the “Company”. All references to the “Company” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to PubCo.

Section 2.2 References to “Ordinary Shares”. All references to “Ordinary Shares” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to PubCo Class A Ordinary Shares.

Section 2.3 References to “Business Combination”. All references to “Business Combination” in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the Transactions and the transactions contemplated by the Business Combination Agreement, and references to “the completion of the Business Combination” and all variations thereof in the Existing Warrant Agreement (including all Exhibits thereto) shall be references to the Initial Merger Effective Time.

Section 2.4 Notice Clause. Section 9.2 of the Existing Warrant Agreement is hereby deleted and replaced with the following:

“Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on PubCo shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by PubCo with the Warrant Agent), as follows:

[●]
[●]
Email: [●]
Attention: [●]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Av. Brigadeiro Faria Lima, 3311, 7th Floor
São Paulo, SP 04538-133
Email: Filipe.Areno@skadden.com
Attention: Filipe B. Areno

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by PubCo to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with PubCo), as follows:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department”

Article 3
Miscellaneous Provisions.

Section 3.1 Effectiveness of the Amendment. Each of the parties hereto acknowledges and agrees that the effectiveness of this Agreement shall be expressly subject to the occurrence of the Initial Merger Effective Time, and this Agreement shall automatically become effective upon, but only upon, the occurrence of the Initial Merger Effective Time. If the Business Combination Agreement is terminated pursuant to its terms, the parties to this Agreement shall enter into an amendment to this Agreement so as to effect, as applicable, the relevant transactions contemplated by Section 2.2(g) of the Business Combination Agreement.

Section 3.2 Successors. All the covenants and provisions of this Agreement by or for the benefit of PubCo, XPAC or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

Section 3.3 Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement shall be governed in all respects by the laws of the State of New York. Subject to applicable law, each of PubCo and XPAC hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. Each of PubCo and XPAC hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Section 3.3 . If any action, the subject matter of which is within the scope the forum provisions above, is filed in a court other than a court located within the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any warrant holder, such warrant holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

Section 3.4 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 3.5 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

Section 3.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

XPAC ACQUISITION CORP.

By:
Name:
Title:

SUPERBAC PUBCO HOLDINGS INC.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to Assignment, Assumption and Amendment Agreement]